UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2006 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)
18201 VON KARMAN AVENUE, SUITE 800, IRVINE, CA 92612 (Address of Principal Executive Offices, Including Zip Code) Registrant's telephone number, including area code: (949) 255-0500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

       On January 26, 2006, the Company's subsidiaries, California First Leasing Corporation and Amplicon, Inc. ("Leasing Companies"), entered into a $25,000,000 Loan Agreement ("Agreement") with Bank of America ("BofA"). The Agreement provides for borrowings based on either BofA's Prime Rate or LIBOR. The Agreement expires on March 31, 2007 at which time any principal, interest and other charges outstanding must be repaid. The parent company, California First National Bancorp, has agreed to guarantee the Leasing Companies obligations under the Agreement. At this time there are no borrowings under this Agreement.

       The Agreement is unsecured and excludes any arrangements for compensating balances; however, BofA requires an unused commitment fee. Under the provisions of the Agreement, the Leasing Companies must maintain certain minimum net worth and profitablitiy requirements. Included in the Agreement are certain restrictions on the Leasing Companies which affect additional borrowings, sale of assets and investments.

Item 2.02. Results of Operations and Financial Condition

       On January 25, 2006, California First National Bancorp ("CFNB"), announced its financial results for the fiscal quarter and six months ended December 31, 2005 and certain other information. A copy of CFNB's press release announcing these financial results and certain other information is attached as Exhibit 99.1.

       In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

        (c)    Exhibits.

          99.1    Press Release dated January 25, 2006.

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CALIFORNIA FIRST NATIONAL BANCORP
S. Leslie Jewett /s/ S. Leslie Jewett Chief Financial Officer
Date: January 26, 2006